UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 15, 2018

Papa John's International, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21660	61-1203323
(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John's Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices) (Zip Code)

(502) 261-7272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.  Termination of a Material Definitive Agreement.
On July 15, 2018, Papa John’s International, Inc. (the “Company”) sent a written notice of termination to John H. Schnatter terminating the Agreement for Service as Founder dated as of August 9, 2007 (the “Founder Agreement”) between the Company and John H. Schnatter.  Pursuant to the terms of the Founder Agreement, the Founder Agreement will terminate 30 days from delivery of the written notice of termination.

The Founder Agreement defined Mr. Schnatter’s role in the Company, including without limitation, attending major corporate events, making visits to domestic and international franchises, participating in monthly quality meetings with management, participating in meetings with investors, and acting as advertising and brand spokesperson for the Company.  As previously announced, John H. Schnatter is no longer a spokesperson for the Company or the brand.

Also on July 15, 2018, since John H. Schnatter no longer has an active role with the management of the company’s business, the company sent written notice to an entity controlled by John H. Schnatter terminating a sublease agreement granting John H. Schnatter the right to use certain office space at the Company’s corporate headquarters in Louisville, Kentucky.   Pursuant to the terms of the sublease agreement, the sublease agreement will terminate 90 days from delivery of the written notice of termination.

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.02 is incorporated herein by reference.
Item 8.01. Other.
On July 15, 2018, the Board of Directors (the “Board”) of the Company formed a special committee of the Board consisting of all of the independent directors (the “Special Committee”) to evaluate and take action with respect to all of the Company’s relationships and arrangements with John H. Schnatter.  The Special Committee is being advised by independent outside legal counsel.  The Special Committee also intends to oversee the external audit and investigation which the Company previously announced that it will conduct of all the Company’s existing processes, policies and systems related to diversity and inclusion, supplier and vendor engagement and Papa John’s culture.

The Special Committee approved the termination of the Founder Agreement and the sublease agreement described above under Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Papa John's International, Inc.
(Registrant)

/s/ Steve M. Ritchie
Steve M. Ritchie
Date: July 16, 2018	President and Chief Executive Officer